Exhibit 10.1
[Execution Version]

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of March 13, 2026, by and among Acumen Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of the entities listed on Exhibit A attached to this Agreement (each, an “Investor” and together, the “Investors”).
WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act;
WHEREAS, the Company desires to sell to the Investors, and each Investor desires to purchase from the Company, severally and not jointly, upon the terms and subject to the conditions stated in this Agreement, shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); and
WHEREAS, contemporaneously with the sale of the Shares, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B, pursuant to which the Company will agree to provide certain registration rights in respect of the Shares under the Securities Act and applicable state securities laws.
NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and each Investor, severally and not jointly, agree as follows:
1.    Definitions. As used in this Agreement, the following terms shall have the following respective meanings:
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.
“Agreement” has the meaning set forth in the recitals.
“Amended and Restated Bylaws” means the Bylaws of the Company, as currently in effect.
“Amended and Restated Certificate of Incorporation” means the Restated Certificate of Incorporation of the Company, as currently in effect.
“Benefit Plan” or “Benefit Plans” means employee benefit plans as defined in Section 3(3) of ERISA and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or to which the Company is obligated to contribute for employees or former employees of the Company.
“Board of Directors” means the board of directors of the Company.
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
“Closing” has the meaning set forth in Section 2.1.
“Closing Date” has the meaning set forth in Section 2.1.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Common Stock” has the meaning set forth in the recitals.
“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Company” has the meaning set forth in the recitals.
“Confidential Data” has the meaning set forth in Section 3.30.
“Disclosure Document” has the meaning set forth in Section 5.3.
“Drug Regulatory Agency” means the U.S. Food and Drug Administration (“FDA”) or other foreign, state, local or comparable governmental authority responsible for regulation of the research, development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of drug or biological products and drug or biological product candidates.
“Environmental Laws” has the meaning set forth in Section 3.15.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.
“Financial Statements” has the meaning set forth in Section 3.8(b).
“Fundamental Representations” means the representations and warranties made by the Company in Sections 3.1 (Organization and Power), 3.2 (Capitalization), 3.4 (Authorization), 3.5

(Valid Issuance), 3.6 (No Conflict), 3.7 (Consents), 3.8 (SEC Filings; Financial Statements), 3.18 (Nasdaq Stock Market), 3.19 (Sarbanes-Oxley Act), 3.23 (Price Stabilization of Common Stock), 3.24 (Investment Company Act), 3.25 (General Solicitation; No Integration or Aggregation), 3.26 (Brokers and Finders), 3.27 (Reliance by the Investors) and 3.28 (No Additional Agreements).
“GAAP” has the meaning set forth in Section 3.8(b).
“GDPR” has the meaning set forth in Section 3.31.
“Governmental Authorizations” has the meaning set forth in Section 3.11.
“Health Care Laws” has the meaning set forth in Section 3.21.
“HIPAA” has the meaning set forth in Section 3.30.
“Indemnified Person” has the meaning set forth in Section 5.9.
“Intellectual Property” has the meaning set forth in Section 3.12.
“Investor” and “Investors” have the meanings set forth in the recitals.
“IT Systems” has the meaning set forth in Section 3.30.
“Material Adverse Effect” means any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, properties, assets, liabilities, stockholders’ equity or results of operations of the Company, or (b) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement, the other Transaction Agreements, or with respect to the Closing, or would reasonably be expected to do so.
“Nasdaq” means the Nasdaq Stock Market LLC.
“National Exchange” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market and the Nasdaq Capital Market.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.
“Personal Data” has the meaning set forth in Section 3.30.
“Privacy Laws” has the meaning set forth in Section 3.31.

“Privacy Statements” has the meaning set forth in Section 3.31.
“Process” or “Processing” has the meaning set forth in Section 3.31.
“Registration Rights Agreement” has the meaning set forth in Section 6.1(j).
“Regulatory Agencies” has the meaning set forth in Section 3.20.
“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Reports” means (a) the Company’s most recently filed Annual Report on Form 10-K and (b) all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed or furnished (as applicable) by the Company following the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed and prior to the execution of this Agreement, together in each case with any documents incorporated by reference therein or exhibits thereto.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.
“Shares” has the meaning set forth in the recitals.
“Short Sales” include, without limitation, (a) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (b) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).
“Studies” has the meaning set forth in Section 3.20.
“Tax” or “Taxes” means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.
“Tax Returns” means returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.
“Transaction Agreements” means this Agreement and the Registration Rights Agreement.
“Transfer Agent” means, with respect to the Common Stock, Equiniti Trust Company, LLC or such other financial institution that provides transfer agent services as the Company may engage from time to time.
2.    Purchase and Sale of Shares.
2.1    Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase, the number and type of Shares, for the aggregate purchase price, set forth opposite the Investor’s name on Exhibit A. The price per Share is $3.30.
2.2    Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 5.6 of this Agreement, the closing of the purchase and sale of the Shares (the “Closing” and the date on which the Closing occurs, the “Closing Date”) shall occur remotely via the exchange of documents and signatures at such time as agreed to by the Company and the Investors but (i) in no event earlier than the first Business Day after the date of this Agreement and (ii) in no event later than the fifth Business Day after the date of this Agreement. At the Closing, the Shares shall be issued and registered in the name of the Investor, or in such nominee name(s) as designated by such Investor, representing the number of Shares to be purchased by the Investor at such Closing as set forth in Exhibit A against payment to the Company of the purchase price therefor in full, by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Company to the Investors no less than one Business Day prior to the Closing. On the Closing Date, the Company will cause the Transfer Agent to issue the Shares in book-entry form, free and clear of all restrictive and other legends (except as expressly provided in Section 4.10). In the event that the Closing has not occurred within one Business Day after the expected Closing Date, unless otherwise agreed by the Company and the Investors, the Company shall promptly (but no later than one Business Day thereafter) return the previously wired amounts to each respective Investor by wire transfer of United States dollars in immediately available funds to the account specified by each Investor, and any book entries for the Shares shall be deemed cancelled; provided that, unless this Agreement has been terminated pursuant to Section 7, such return of funds shall not terminate this Agreement or relieve such Investor of its obligation to purchase, or the Company of its obligation to issue and sell, the Shares at the Closing.
3.    Representations and Warranties of the Company. Except as set forth in the SEC Reports (other than as to the Fundamental Representations, which are not so qualified), the Company hereby represents and warrants to each of the Investors that the statements contained in this Section 3 are true and correct as of the date of this Agreement and as of the Closing Date

(except for the representations and warranties that speak as of a specific date, which shall be made as of such date).
3.1    Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and described in the SEC Reports and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect.
3.2    Capitalization. The Company’s disclosure of its authorized, issued and outstanding capital stock in the SEC Reports containing such disclosure was accurate in all material respects as of the date indicated in such SEC Reports. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties.
3.3    Registration Rights. Except as set forth in the Transaction Agreements or as disclosed in the SEC Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued, other than such rights and obligations that have expired or been satisfied or waived.
3.4    Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements, including the issuance and sale of the Shares. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Shares, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein, including the issuance and sale of the Shares, has been taken, including, without limitation, the approval of the Board of Directors (or a committee thereof) in accordance with Section 144(a)(1) of the Delaware General Corporation Law, as amended or superseded from time to time (the “DGCL”). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each Investor of this Agreement and that this Agreement constitutes the legal, valid and binding agreement of each Investor, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon its execution by the Company and the other parties thereto and assuming that it constitutes legal, valid and binding agreements of the other parties thereto, the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
3.5    Valid Issuance. The Shares being purchased by the Investors hereunder have been duly and validly authorized and, upon issuance pursuant to the terms of this Agreement against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements or restrictions on transfer under applicable state and federal securities laws), and the holder of the Shares shall be entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties made by the Investors in Section 4, the offer and sale of the Shares to the Investors is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.
3.6    No Conflict. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Agreements will not (i) violate any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, (ii) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its properties or assets, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company is bound or affected, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
3.7    Consents. Assuming the accuracy of the representations and warranties made by the Investors in Section 4, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the authorization, execution or delivery by the Company of the Transaction Agreements, the issuance and sale of the Shares and the performance by the Company of its other obligations under the Transaction Agreements, except such as (a) have been or will be obtained or made under the Securities Act or the Exchange Act, (b) the filing of any requisite notices and/or application(s) to the National Exchange for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (c) customary post-closing filings with the SEC or pursuant to state securities laws in connection with the offer and sale of the Shares by the Company in the manner contemplated herein, which will be filed on a timely basis, and (d) the filing of the registration statement required to be filed by the Registration Rights Agreement, or (e) such that the failure of which to obtain would not have a Material Adverse Effect. All notices, consents, authorizations, orders, filings and registrations which the Company is required to deliver or obtain prior to the Closing pursuant to the preceding sentence have been obtained or made or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to the Closing.
3.8    SEC Filings; Financial Statements.
(a)    The Company has filed all forms, statements, certifications, reports and documents required to be filed by it with the SEC under Section 13, 14(a) and 15(d) of the Exchange Act for the one year preceding the date of this Agreement and is in compliance with General Instruction I.A.3 of Form S-3. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the filed SEC Reports complied in all material respects with the applicable requirements of the Exchange Act, and, as of the time they were filed, none of the filed SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments from the SEC staff with respect to the SEC Reports. To the Company’s knowledge, none of the SEC Reports are the subject of an ongoing SEC review.
(b)    The financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and fairly present in all material respects the consolidated financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, all in accordance with United States generally accepted accounting principles (“GAAP”) (except as otherwise noted therein, and in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis throughout the periods therein specified (unless otherwise noted therein). Except as set forth in the Financial Statements filed prior to the date of this Agreement, the Company has not incurred any liabilities, contingent or otherwise, except (i) those incurred in the ordinary course of business, consistent with past practices since the date of such financial statements or (ii) liabilities not required under GAAP to be reflected in the Financial Statements, in either case, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.
3.9    Absence of Changes. Between December 31, 2024 and the date of this Agreement, (a) the Company has conducted its business only in the ordinary course of business and there have been no material transactions entered into by the Company (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto); (b) no material change to any material contract or arrangement by which the Company is bound or to which any of its assets or properties is subject has been entered into that has not been disclosed in the SEC Reports; and (c) there has not been any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect; provided, however, that none of the following will be deemed in themselves, either alone or in combination, to constitute, and that none of the following will be taken into account in determining whether there has been or will be, a Material Adverse Effect under this Section 3.9:
(i)    any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company conducts business, provided that the Company is not disproportionately affected thereby;
(ii)    general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, provided that the Company is not disproportionately affected thereby;
(iii)    any change that generally affects industries in which the Company conducts business, provided that the Company is not disproportionately affected thereby;
(iv)    earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, fires or other natural disasters, weather conditions, global pandemics, including the COVID-19 pandemic and related strains, epidemic or similar health emergency, and other force majeure events in the United States or any other location, provided that the Company is not disproportionately affected thereby;
(v)    national or international political or social conditions (or changes in such conditions), whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, provided that the Company is not disproportionately affected thereby;
(vi)    material changes in laws after the date of this Agreement; and
(vii)    in and of itself, any material failure by the Company to meet any published or internally prepared estimates of revenues, expenses, earnings or other economic performance for any period ending on or after the date of this Agreement (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect to the extent that such facts and circumstances are not otherwise described in clauses (i)-(v) of this definition).
3.10    Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation, charge, complaint or inquiry pending or, to the Company’s knowledge, threatened against the Company that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company that have had or would reasonably be expected to have a Material Adverse Effect. The Company has not and, to the knowledge of the Company, no director or officer of the Company is, or within the last ten years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or a claim of breach of fiduciary duty relating to the Company.
3.11    Compliance with Law; Permits. The Company is not in violation of, and has not received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company has all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected to have a Material Adverse Effect. The Company has not received any written (or, to the Company’s knowledge, oral) notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to result in a Material Adverse Effect.
3.12    Intellectual Property. The Company owns, or has rights to use, all material inventions, patent applications, patents, trademarks, trade names, service names, service marks, copyrights, trade secrets, know how (including unpatented and/or unpatentable proprietary of confidential information, systems or procedures) and other intellectual property as described in the SEC Reports necessary for, or used in the conduct of its business (including as described in the SEC Reports) (collectively, “Intellectual Property”), except where any failure to own, possess or acquire such Intellectual Property has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property of the Company has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, including no liens, security interests, or other encumbrances; and (ii) there is no infringement by third parties of any Intellectual Property, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. No action, suit, or other proceeding is pending, or, to the Company’s knowledge, is threatened: (A) challenging the Company’s rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) alleging that the Company infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company has complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company , and to the Company’s knowledge all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The

Company has taken all reasonable steps to protect, maintain and safeguard its Intellectual Property.
3.13    Employee Benefits. Except as would not be reasonably likely to result in a Material Adverse Effect, each Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, the Patient Protection and Affordable Care Act of 2010, as amended, and other applicable laws, rules and regulations. The Company is in compliance with all applicable federal, state and local laws, rules and regulations regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no labor dispute, strike or work stoppage against the Company pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.
3.14    Taxes. The Company has filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and have paid all Taxes required to have been paid by them, except for those which are being contested in good faith and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assessment in connection with United States federal tax returns has been made against the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No audits, examinations, or other proceedings with respect to any material amounts of Taxes of the Company are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn. There are no liens on any of the assets of the Company. At all times since inception, the Company has been and continues to be classified as a corporation for U.S. federal income tax purposes. The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)-2 during the period specified in Code Section 897(c)(1)(A)(ii).
3.15    Environmental Laws. The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits and other Governmental Authorizations required under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received, since January 1, 2024, any written notice or other communication (in writing or otherwise), whether from a governmental authority or other Person, that alleges that the Company is not in compliance with any Environmental Law and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s compliance in any material respects with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company: (i) no current or (during the time a prior property was leased or controlled by the Company) prior property leased or controlled by the Company has received since January 1, 2024, any written notice or other communication relating to property owned or leased at any time by the Company, whether from a governmental authority, or other Person, that alleges that such current or prior owner or the Company is not in compliance with or violated any Environmental Law relating to such property and (ii) the Company has no material liability under any Environmental Law.
3.16    Title. The Company has good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and buildings held under lease by the Company are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company. The Company does not own any real property.
3.17    Insurance. The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks that is customary for comparably situated companies and is adequate for the conduct of its business and the value of its real and personal properties (owned or leased) and tangible assets, and each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms of such insurance policies. Other than customary end-of-policy notifications from insurance carriers, since January 1, 2024, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any material insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.
3.18    Nasdaq Stock Market. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Global Select Market under the symbol “ABOS.” The Company is in compliance with all listing requirements of Nasdaq applicable to the Company. As of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the Nasdaq Global Select Market or to deregister the Common Stock under the Exchange Act. The Company has taken no action as of the date of this Agreement that is designed to terminate the registration of the Common Stock under the Exchange Act.
3.19    Sarbanes-Oxley Act. The Company is, and since January 1, 2024 has been, in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

3.20    Clinical Data and Regulatory Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect: (i) the preclinical tests and clinical trials and other studies used to support regulatory approval (collectively, “Studies”) being conducted by the Company that are described in, or the results of which are referred to in, the SEC Reports were (and, if still pending, are being) conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such Studies and with standard medical and scientific research procedures; (ii) each description of the results of such Studies is accurate and complete in all material respects and fairly presents the data derived from such Studies, and the Company has no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the SEC Reports; (iii) the Company has made all such filings and obtained all such approvals as may be required by the FDA or from any other U.S. federal, state or local government or foreign government or Drug Regulatory Agency, or Institutional Review Board, each having jurisdiction over biopharmaceutical products (collectively, the “Regulatory Agencies”) for the conduct of its business as described in the SEC Reports; (iv) the Company has not received any notice of, or correspondence from, any of the Regulatory Agencies requiring the termination or suspension of or imposing any clinical hold on any clinical trials that are described or referred to in the SEC Reports; and (v) the Company has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.
3.21    Compliance with Health Care Laws. The Company is in compliance in all material respects with all Health Care Laws to the extent applicable to the Company’s current business and activities. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)); (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) the European Union (“EU”) Clinical Trials Regulation (Regulation (EU) No. 536/2014); (vi) the EU Regulation regarding community procedures for authorization and supervision of medicinal products for human and veterinary use and establishing a European Medicines Agency (Regulation (EC) No. 726/2004); (vii) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; (viii) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company, and (ix) the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. The Company has not received written or, to the Company’s knowledge, oral notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company has filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). The Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company nor any of its employees, officers, directors, or, to the knowledge of the Company, agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion.
3.22    Accounting Controls and Disclosure Controls and Procedures. The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Board of Directors and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement, the Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.
3.23    Price Stabilization of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Shares.
3.24    Investment Company Act. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.
3.25    General Solicitation; No Integration or Aggregation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Shares pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (i) integrated with the Shares sold pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the Nasdaq Global Select Market. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 4, neither the Company nor any of its Affiliates or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby.
3.26    Brokers and Finders. Neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.
3.27    Reliance by the Investors. The Company has a reasonable basis for making each of the representations set forth in this Section 3. The Company acknowledges that each of the Investors will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.
3.28    No Additional Agreements. There are no agreements or understandings between the Company and any Investor with respect to the transactions contemplated by the Transaction Agreements other than (i) as specified in the Transaction Agreements and (ii) any side letter agreements with any of the Investors, which side letters the Company has shared with all Investors.
3.29    Anti-Bribery and Anti-Money Laundering Laws. The Company and, to the knowledge of the Company, its officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with, and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.
3.30    OISP. The Company is not and does not intend to become a “covered foreign person” within the meaning of the Outbound Investment Security Program. “Outbound

Investment Security Program” means the regulations implemented by the U.S. Department of the Treasury under Executive Order 14105 “Addressing United States Investments in Certain National Security Technologies and Products in Countries of Concern,” as codified at 31 C.F.R. Part 850.
3.31    Cybersecurity. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, and, to the knowledge of the Company, are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company has implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with its businesses and Personal Data (defined below), and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s businesses and in its possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number or bank information; (ii) information that identifies or may reasonably be used to identify an individual; (iii) any information that would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (iv) any information that would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws. To the Company’s knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the Company’s IT Systems, Confidential Data, or Personal Data that would require notification under Privacy Laws (as defined below).
3.32    Compliance with Data Privacy Laws. The Company is, and at all prior times has been, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including without limitation HIPAA, the EU General Data Protection Regulation (“GDPR”) (Regulation (EU) No. 2016/679), all other local, state, federal, national, supranational and foreign laws relating to the regulation of the Company, and the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof (collectively, the “Privacy Laws”). To ensure material compliance with the Privacy Laws, the Company has in place, complies with, and takes all appropriate steps necessary to ensure compliance in all material respects with its policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company has, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, at all times since inception provided accurate notice of its Privacy Statements then in effect to its customers, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.

3.33    Transactions with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Reports that is not so described.
4.    Representations and Warranties of Each Investor. Each Investor, severally for itself and not jointly with any other Investor, represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the date of this Agreement and the Closing Date:
4.1    Organization. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.
4.2    Authorization. The Investor has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of such Investor or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated in this Agreement has been taken. The execution, delivery and performance by such Investor of the Transaction Agreements to which such Investor is a party has been duly authorized and each has been duly executed. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4.3    No Conflicts. The execution, delivery and performance of the Transaction Agreements by the Investor, the purchase of the Shares in accordance with their terms and the consummation by the Investor of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by such Investor (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of the Investor, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Investor or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Investor to perform its obligations under the Transaction Agreements.
4.4    Residency. The Investor’s residence (if an individual) or offices in which its investment decision with respect to the Shares was made (if an entity) are located at the address immediately below the Investor’s name on Exhibit A, except as otherwise communicated by the Investor to the Company.
4.5    Brokers and Finders. The Investor has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.
4.6    Investment Representations and Warranties. The Investor hereby represents and warrants that, it (i) as of the date of this Agreement is, if an entity, a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act; or (ii) if an individual, is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Shares. The Investor further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c). The Investor understands and agrees that the offering and sale of the Shares has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein.
4.7    Intent. The Investor is purchasing the Shares solely for the Investor’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Notwithstanding the foregoing, if the Investor is purchasing the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. The Investor has no present arrangement to sell the Shares to or through any person or entity. The Investor understands that the Shares must be held indefinitely unless such Shares are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Shares for any period of time.
4.8    Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that the Investor (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. The Investor acknowledges that the Investor is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor. The Investor is, at this time and in the foreseeable future, able to afford the loss of the Investor’s entire investment in the Shares and the Investor acknowledges specifically that a possibility of total loss exists.
4.9    Independent Investment Decision. The Investor understands that nothing in the Transaction Agreements or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in such Investor’s sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.
4.10    Shares Not Registered; Legends. The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Investor understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. The Investor understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Investor’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Shares. The Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.
The Investor understands that any certificates or book entry notations evidencing the Shares may bear one or more legends in substantially the following form and substance:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”
In addition, the Shares may contain a legend regarding affiliate status of the Investor, if applicable.
4.11    No General Solicitation. The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from the Company. The Investor became aware of this offering of the Shares directly from the Company as a result of a pre-existing, substantive relationship with the Company, and/or its advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, Affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Shares were offered to Investor solely by direct contact between Investor and the Company or its representatives. Investor did not become aware of this offering of the Shares, nor were the Shares offered to Investor, by any other means, and neither the Company nor its representatives acted as investment advisor, broker or dealer to Investor. The Investor is not purchasing the Shares as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.
4.12    Access to Information. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares as the Investor and the Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and that the Investor has independently made its own analysis and decision to invest in the Company. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, limit or otherwise affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.
4.13    Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Investor was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date of this Agreement. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other Persons party to this Agreement and to its advisors and agents who had a need to know such information, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.
5.    Covenants.
5.1    Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions of this Agreement and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms of this Agreement. The Investor acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 4 of this Agreement are no longer accurate.
5.2    Listing. The Company shall use commercially reasonable efforts to maintain the listing and trading of its Common Stock on the Nasdaq Global Select Market and, in accordance therewith, will use reasonable best efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of Nasdaq.
5.3    Disclosure of Transactions.
(a)    The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Agreement (or, if the Agreement is executed on a Business Day prior to 8:00 a.m., New York City Time on the date of this Agreement, by 9:00 a.m., New York City time, on the date of this Agreement) file with the SEC a Current Report on Form 8-K (including all exhibits thereto, the “Disclosure Document”) disclosing (i) all material terms of the transactions contemplated hereby and by the other Transaction Agreements and attaching this Agreement and the other Transaction Agreements as exhibits to such Disclosure Document, and (ii) all material non-public information concerning the Company disclosed to the Investors. Following the filing of the Disclosure Document, no Investor shall be in possession of any material non-public information concerning the Company disclosed to the Investors by the Company or its representatives. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting securities transactions. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of any Investor or any of its Affiliates or advisers, or include the name of any Investor or any of its Affiliates or advisers in any press release, public announcement or filing with the SEC (other than any registration statement contemplated by the Registration Rights Agreement) or any regulatory agency, without the prior written consent of the Investor, except (i) as required by the federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Agreements with the SEC or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Nasdaq Global Select Market.
5.4    Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investors, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.
5.5    Removal of Legends.
(a)    In connection with any sale, assignment, transfer or other disposition of the Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable following any such request therefor from the Investor, provided that the Company has timely received from the Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with such legend removal.
(b)    Subject to receipt from the Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Shares (i) have been sold under the Securities Act pursuant to an effective registration statement; (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor provision), the Company shall, in accordance with the provisions of this Section 5.5(b) and as soon as reasonably practicable following any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement.
5.6    Withholding Taxes. Each Investor agrees to furnish the Company with any information, representations and forms as shall reasonably be requested by the Company from time to time to assist the Company in complying with any applicable tax law (including any withholding obligations).
5.7    [RESERVED.]
5.8    No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Agreements.
5.9    Indemnification.
(a)    The Company agrees to indemnify and hold harmless each Investor and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Agreements, and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct.
(b)    Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.
5.10    Subsequent Equity Sales. From the date of this Agreement until the earlier of (a) sixty (60) days after the Closing Date and (b) the Business Day immediately following the effective date of the registration statement filed pursuant to the Registration Rights Agreement, the Company shall not (A) issue shares of Common Stock or Common Stock Equivalents, (B) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Stock or (C) file with the SEC a registration statement under the Securities Act relating to any shares of Common Stock or Common Stock Equivalents, except pursuant to the terms of the Registration Rights Agreement or as set forth in the following sentence. Notwithstanding the foregoing, the provisions of this Section 5.10 shall not apply to (i) the issuance of the Shares hereunder, (ii) the issuance of Common Stock or Common Stock Equivalents upon the conversion, exercise or vesting of any securities of the Company outstanding on the date of this Agreement or outstanding pursuant to clause (iii) below, (iii) the issuance of any Common Stock or Common Stock Equivalents pursuant to any Company stock-based compensation plans or in accordance with Nasdaq Stock Market Rule 5635(c)(4), or (iv) the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities on an equity incentive plan or employee stock purchase plan.
5.11    [RESERVED].

6.    Conditions of Closing.
6.1    Conditions to the Obligation of the Investors. The several obligations of each Investor to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Shares being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:
(a)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects, except for those representation and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date of this Agreement and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of such earlier date.
(b)    Performance. The Company shall have performed in all material respects the obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.
(c)    No Injunction. The purchase of and payment for the Shares by each Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing.
(d)    Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Shares, all of which shall be in full force and effect.
(e)    Transfer Agent. The Company shall have furnished all required materials to the Transfer Agent to reflect the issuance of the Shares at the Closing.
(f)    Adverse Changes. Since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.
(g)    Opinion of Company Counsel. The Company shall have delivered to the Investors the opinion of Ropes & Gray LLP, dated as of the Closing Date, in customary form and substance to be reasonably agreed upon with the Investors and addressing such legal matters as the Investors and the Company reasonably agree.
(h)    Compliance Certificate. An authorized officer of the Company shall have delivered to the Investors at the Closing Date a certificate certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties), 6.1(b) (Performance), 6.1(c) (No Injunction), 6.1(d) (Consents), 6.1(e) (Transfer Agent), 6.1(f) (Adverse Changes), 6.1(k) (Listing Requirements) and 6.1(l) (No Injunction) of this Agreement have been fulfilled.

(i)    Secretary’s Certificate. The Secretary of the Company shall have delivered to the Investors at the Closing Date a certificate certifying (i) the Amended and Restated Certificate of Incorporation; (ii) the Amended and Restated Bylaws; and (iii) resolutions of the Company’s Board of Directors (or an authorized committee thereof) approving this Agreement, the other Transaction Agreements, the transactions contemplated by this Agreement and the issuance of the Shares.
(j)    Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”) to the Investors.
(k)    Listing Requirements. No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock. The Common Stock shall be listed on a National Exchange and shall not have been suspended, as of the Closing Date, by the SEC or the National Exchange from trading thereon nor shall suspension by the SEC or the National Exchange have been threatened, as of the Closing Date, in writing by the SEC or the National Exchange; and the Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares and Nasdaq shall have raised no objection to such notice and the transactions contemplated hereby.
(l)    No Injunction. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Entity, shall have been issued, and no action or proceeding shall have been instituted by any Governmental Entity, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Agreements.
(m)    Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by each Investor at the Closing as set forth in Exhibit A.
6.2    Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Investor the Shares to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:
(a)    Representations and Warranties. The representations and warranties of each Investor in Section 4 hereto shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Agreement as of the Closing Date.
(b)    Performance. Each Investor shall have performed or complied with in all material respects all obligations and conditions herein required to be performed or observed by such Investor on or prior to the Closing Date.

(c)    Injunction. The purchase of and payment for the Shares by each Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation.
(d)    Registration Rights Agreement. Each Investor shall have executed and delivered the Registration Rights Agreement to the Company in the form attached as Exhibit B.
(e)    Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by each Investor at the Closing as set forth in Exhibit A.
7.    Termination.
7.1    Termination. The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:
(i)    Upon the mutual written consent of the Company and the Investors that agreed to purchase a majority of the Shares prior to the Closing;
(ii)    By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;
(iii)    By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by such Investor; or
(iv)    By either the Company or an Investor (with respect to itself only) if the Closing has not occurred on or prior to the fifth Business Day following the date of this Agreement; provided, however, that, in the case of clauses (ii) and (iii) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in the Transaction Agreements if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.
7.2    Notice. In the event of termination by the Company or the Investor of its obligations to effect the Closing pursuant to Section 7.1, written notice thereof shall be given to the other Investors by the Company. Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the other terms and provisions of the Transaction Agreements or to impair the right of any party to compel specific performance by any other party of its other obligations under the Transaction Agreements.
8.    Miscellaneous Provisions.
8.1    Public Statements or Releases. Except as set forth in Section 5.3, neither the Company nor any Investor shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior consent of the other party (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, and subject to compliance with Section 5.3, nothing in this Section 8.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange or securities market, in which case the Company shall allow the Investors reasonable time to comment on such release or announcement in advance of such issuance, and the Company will consider in good faith any Investor comments. The Company shall not include the name of the Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any filing with the SEC) without the prior written consent of the Investors, except as otherwise required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company shall allow the Investors, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding anything to the contrary in this Section 8.1, Investor review shall not be required for Company disclosures that are substantially consistent with prior Company disclosures.
8.2    Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:
(a)    If to the Company, addressed as follows:
Acumen Pharmaceuticals, Inc.
1210-1220 Washington St., Suite 210
Newton, Massachusetts 02465
Attention: Daniel O’Connell

with a copy (which shall not constitute notice):
Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, MA 02199-3600
Attention: Thomas Danielski
Email:

(b)    If to any Investor, at its address or e-mail address set forth on Exhibit A, or such address as subsequently modified by written notice given in accordance with this Section 8.2.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.
8.3    Consent to Electronic Notice. Each Investor consents to the delivery of any stockholder notice pursuant to the DGCL, as amended or superseded from time to time, by electronic mail pursuant to Section 232 of the DGCL (or any successor thereto) at the e-mail address set forth below the Investor’s name on the signature page or Exhibit A, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.
8.4    Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.
8.5    Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.
(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.
(b)    The Company and each of the Investors hereby irrevocably and unconditionally:
(i)    submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in the Borough of Manhattan, City of New York in the State of New York;
(ii)    consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;
(iii)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.2 or at such other address of which the other party shall have been notified pursuant thereto;
(iv)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;
(v)    agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;
(vi)    agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and
(vii)    irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.
8.6    Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.
8.7    Expenses. Except as expressly set forth in the Transaction Agreements to the contrary, each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Shares and the consummation of the transactions contemplated thereby; provided, however, that the Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes (other than income taxes) and duties levied in connection with the delivery of any Shares to the Investors.
8.8    Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of an Investor, and (y) the Investors, in the case of the Company, provided that an Investor may, without the prior consent of the Company, assign its rights to purchase the Shares hereunder to any of its Affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Investor (provided each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 ). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.
8.9    Confidential Information.
(a)    Each Investor covenants that until such time as the transactions contemplated by this Agreement and any material non-public information provided to such Investor are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Investor’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.
(b)    The Company may request from the Investors such reasonable and customary additional information as the Company may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Investor confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq. The Investor acknowledges that the Company may file a copy of this Agreement and the Registration Rights Agreement with the SEC as exhibit to a periodic report or a registration statement of the Company.
8.10    [RESERVED].
8.11    Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Indemnified Persons are intended third-party beneficiaries of Section 5.9 of this Agreement.
8.12    Independent Nature of Investors’ Obligations and Right. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor also acknowledges that Ropes & Gray LLP has not rendered legal advice to such Investor. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Investors with the same terms and Transaction Agreements for the convenience of the Company and not because it was required or requested to do so by any Investor.
8.13    Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
8.14    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.
8.15    Entire Agreement; Amendments. This Agreement and the other Transaction Agreements (including all schedules and exhibits hereto and thereto), together with any side letter agreements with any of the Investors, constitute the entire agreement between the parties hereto respecting the subject matter of this Agreement and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Investors of at least a majority in interest of the Shares then held by the Investors, provided that prior to the Closing the consent of all Investors shall be required. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion. The Company, on the one hand, and each Investor, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by such Investor or the Company, respectively, with any term or provision of this Agreement or any condition hereto to be performed, complied with or satisfied by such Investor or the Company, respectively.
8.16    Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Shares in accordance with their respective terms. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
8.17    Contract Interpretation. This Agreement is the joint product of each Investor and the Company and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.
8.18    Arm’s Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Shares were determined as a result of arm’s-length negotiations.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
COMPANY:

ACUMEN PHARMACEUTICALS, INC.
By: _______________________
    Name: Daniel O’Connell
    Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
INVESTOR:

By: ______________________
Name: ____________________
Title: _______________________

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

INVESTORS
1

EXHIBIT B
REGISTRATION RIGHTS AGREEMENT

1